SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 29, 2004

HOUSEHOLD PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST I

(Exact name of registrant as specified in its charter)

HSBC FINANCE CORPORATION

(Servicer of the Trust)
(Exact name as specified in the servicer’s charter)

DELAWARE (State or other jurisdiction of Incorporation of Servicer)	333-58400-01 (Commission File Number)	36-4423162 (IRS Employer Identification No.)

2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of Servicer)	60070 (Zip Code)

(847) 564-5000
(Servicer’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Solicitation material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2004, pursuant to that certain Receivables Sale and Purchase, Assignment and Assumption Agreement, dated as of December 29, 2004, among Household Receivables Acquisition Company (“HRAC”), HSBC Private Label Acquisition Corporation (USA) (“HSBC PLAC”) and HSBC Finance Corporation (“HBFC”), HRAC assigned to HSBC PLAC, an affiliate, its rights under (A) the Amended and Restated Receivables Purchase Agreement, dated as of June 12, 2002, between HRAC and Household Bank (SB), N.A., as amended, and (B) the Receivables Purchase Agreement, dated as of June 12, 2001, between HRAC and HRSI Funding, Inc. II (“HRSI II”), as amended (the “HRSI RPA”).

Further, on December 29, 2004, pursuant to that certain Receivables Sale and Purchase, Assignment and Assumption Agreement, dated as of December 29, 2004, among HSRI II, HSBC Funding (USA) Inc. V (“HSBC V”), HBFC and Household Private Label Credit Card Master Note Trust I, acting by and through Wilmington Trust Company, not in its individual capacity but as owner trustee (the “Trust” or the “Registrant”), HRSI II assigned to HSBC V, an affiliate, its rights (except for certain separately conveyed assets) under (A) the HRSI RPA, (B) the Transfer and Servicing Agreement (the “TSA”), dated as of June 12, 2001, among HRSI, Household Finance Corporation (“HFC”) and the Trust and (C) the Trust Agreement, dated as of June 12, 2001, between HRSI II and Wilmington Trust Company, and (D) the Transferor Amount, the Transferor Certificate and the O/C Amount (each as defined in the TSA). HBFC, an affiliate of HFC, is the successor to HFC as the result of a merger which occurred on December 15, 2004. HBFC is the servicer under the TSA.

Item 8.01 OTHER EVENTS

Upon receipt of regulatory approval for the assignments described in Item 1.01 of this Form 8-K, HSBC Finance Corporation, Servicer to the Registrant, adopted FFIEC policies related to charge-off and account management guidelines in accordance with the Uniform Retail Credit Classification and Account Management Policy for its domestic private label credit card portfolio.

Subsequent to the adoption of FFIEC policies, all receivables held by the Registrant are generally charged-off by the end of the month in which an account becomes six months contractually delinquent. Charge-offs involving a bankruptcy occur by the end of the month sixty days after notification or by the end of the month in which the account becomes six months contractually delinquent, whichever is sooner.

General descriptions of the Servicer’s account management guidelines are:

An account can be restructured if three consecutive minimum monthly payments are made, or the equivalent cumulative amount. Policies require an account be on the books for a minimum of nine months to be restructured. Accounts can qualify

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for restructure if the account has not been restructured more than once within any twelve month period, and not more than twice in a five year period.

An account may be restructured after it enters a work-out program, including internal and third party debt counseling services, but only after receipt of at least three consecutive minimum monthly payments or the equivalent cumulative amount, as agreed upon under the work-out or debt management program. Restructuring for work-out purposes is limited to once in a five-year period and is in addition to the once in twelve month/twice in five year limitation.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Exhibit
10.1	Receivables Sale and Purchase, Assignment and Assumption Agreement, dated as of December 29, 2004, among HRAC, HSBC PLAC and HBFC.

10.2	Receivables Sale and Purchase, Assignment and Assumption Agreement, dated as of December 29, 2004, among HRSI II, HSBC V, Wilmington Trust Company, not in its individual capacity but as Owner Trustee on behalf of the Household Private Label Credit Card Master Note Trust I, and HSBC Finance Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Servicer has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION, as Servicer of and on behalf of the HOUSEHOLD PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST I (Registrant)

By:		/s/ Edgar D. Ancona

	Name:	Edgar D. Ancona
	Title:	Senior Vice President and Treasurer

Dated: January 5, 2005

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EXHIBIT INDEX

Exhibit
Number	Exhibit
10.1	Receivables Sale and Purchase, Assignment and Assumption Agreement, dated as of December 29, 2004, among HRAC, HSBC PLAC and HBFC.

10.2	Receivables Sale and Purchase, Assignment and Assumption Agreement, dated as of December 29, 2004, among HRSI II, HSBC V, Wilmington Trust Company, not in its individual capacity but as Owner Trustee on behalf of the Household Private Label Credit Card Master Note Trust I, and HSBC Finance Corporation.

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